EXHIBIT 11

                                    KSW, INC.

                        STATEMENTS REGARDING COMPUTATION
                           OF INCOME (LOSS) PER SHARE

                                         THREE MONTHS      THREE MONTHS       NINE MONTHS       NINE MONTHS
                                            ENDED             ENDED              ENDED             ENDED
                                        SEPT. 30, 2005    SEPT. 30, 2004    SEPT. 30, 2005    SEPT. 30, 2004
                                        --------------    --------------    --------------    --------------
Net income (loss)                       $    1,262,000    $    (596,000)    $    1,715,000    $  (1,291,000)
                                        ==============    ==============    ==============    ==============


Income (loss) Per Share - Basic
-------------------------------
Weighted average shares outstanding
during the period                            5,470,311         5,470,311         5,470,311         5,470,311
                                        ==============    ==============    ==============    ==============


Income (loss) per common share - Basic  $          .23    $        (.11)    $          .31    $        (.24)
                                        ==============    ==============    ==============    ==============

Loss Per Share - Diluted
------------------------
Weighted average shares outstanding
during the period                            5,470,311         5,470,311         5,470,311         5,470,311


Effect of stock options dilution                77,052                 0                 0                 0
                                        --------------    --------------    --------------    --------------

Total shares outstanding for
purposes of calculating diluted
earnings                                     5,547,363         5,470,311         5,470,311         5,470,311
                                        ==============    ==============    ==============    ==============


Income (loss) per common and common
equivalent share-Diluted                $          .23    $        (.11)    $          .31    $        (.24)
                                        ==============    ==============    ==============    ==============
